EXHIBIT 10.20

CONVERTIBLE NOTE

Principal Amount: $236,000.00	Original Issue Date: September 3, 2010

FOR VALUE RECEIVED, the undersigned, Hawk Systems, Inc., 2385 NW Executive Center Drive, Suite 100, Boca Raton, FL 33431  (the “Borrower”), hereby promises to pay to Joseph A. Infante, of 7996 Cranes Pointe Way, West Palm Beach, Fl 33412 (the “Holder”), on order, without demand, in lawful currency of the United States of America, the principal sum of Two Hundred and Thirty six thousand dollars and 00/100 ($236,000.00) (the “Loan”), in accordance with the provisions of this promissory note (this “Note”).

1.           Maturity Date.  Unless retired earlier or unless the maturity hereof is sooner accelerated based on an Event of Default (as defined below), this Note shall mature and the principal sum due hereunder shall become due and payable in full on March 3, 2011 (the “Maturity Date”).  The Borrower shall pay all amounts owing under this Note in full on or before the Maturity Date.

2.           Prepayment. This Note may be prepaid in whole or part at any time prior to the Maturity Date without penalty to the Borrower.

3.           Interest Rate.  Interest shall accrue on the unpaid principal balance of this Note at a rate of Ten percent (10%) per annum. and be payable on Maturity Date.

4.           Default Interest Rate.   At the Holder’s sole option, the entire unpaid principal balance of the Loan shall bear interest until paid at an annual rate equal to twelve percent (12%) (the “Default Rate”) upon each of the following:

(a)             after the occurrence and during the continuation of any Event of Default, regardless of whether the Holder also elects to accelerate the maturity of the Loan; or

(b)             from and after demand for payment has been made by the Holder after the Maturity Date in the event the Loan has not been paid in full on or before the Maturity Date;

Provided, however, that after judgment all such sums shall bear interest at the greater of the Default Rate or the rate prescribed by applicable law for judgments.  Any amount of interest which shall be due and owing pursuant to this Section shall be paid on the daily outstanding balance of principal evidenced by this Note and shall be based upon a 365-day year for the actual number of days for which interest is payable, but such interest shall never exceed the maximum rate of interest permitted under applicable law.

1.
Maximum Interest Rate.  In no event shall any agreed to or actual exaction charge, reserved or taken as an advance or forbearance by the Holder as consideration, exceed the maximum interest rate permitted by law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection; the Holder hereby waives any right to demand such excess.  If the interest provisions of this Note or any exactions provided for in this Note shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice, the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon the Holder’s receipt thereof, with the same force and effect as though the Borrower had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

2.           Events of Default.  The entire unpaid principal balance of the Loan and all other sums owing under this Note, shall at the option of the Holder become immediately due and payable without notice or demand upon the occurrence of any one or more of the following events (“Events of Default”):

•	The failure of the Borrower to pay the principal or other sum when due; or

•
The Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor or trustee for the Borrower or a substantial part of the Borrower’s assets; or

•
The Borrower shall commence any proceeding under any bankruptcy, arrangement or readjustment of debt law or statute of any jurisdiction, whether now or hereafter in effect; or if any such petition or application shall have been filed or proceeding commenced against the Borrower or if any such custodian, receiver, intervenor or trustee shall have been appointed; or

•	The Borrower becomes insolvent; or

•	The Borrower has a judgment or lien against it in an amount in excess of $100,000.

3.           Rights and Remedies of Holder. The occurrence of any Event of Default shall allow the Holder, with or without notice to: (a) accelerate the maturity of this Note and demand immediate payment of all outstanding principal and other sums due hereunder, and (b) immediately exercise and pursue any rights, privileges, remedies and powers as provided herein or under law. The Holder’s rights, privileges, remedies and powers, as provided in this Note are cumulative and concurrent, and may be pursued singly, successively or together against the Borrower at the sole discretion of the Holder. Additionally, the Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in the Holder’s sole discretion.  The Holder’s delay in exercising or failure to exercise any rights or remedies to which the Holder may be entitled if any Event of Default occurs shall not constitute a waiver of any of the Holder’s rights or remedies with respect to that or any subsequent Event of Default, whether of the same or a different nature, nor shall any single or partial exercise of any right or remedy by the Holder preclude any other or further exercise of that or any other right or remedy.  No waiver of any right or remedy by the Holder shall be effective unless made in writing and signed by the Holder, nor shall any waiver on one occasion apply to any future occasion, but shall be effective only with respect to the specific occasion addressed in that signed writing.

5.           Waiver and Consent.  To the fullest extent permitted by law, the Borrower hereby:  (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Borrower liable with respect to the Loan; (b) waives any right to immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (c) submits to the jurisdiction of the state and federal courts in the State of Florida for purposes of any action or proceeding under this Note; (d) agrees that the venue of any such action or proceeding may be laid in Palm Beach County, Florida and waives any claim that the same is an inconvenient forum.  Until the Holder receives all sums due under this Note in immediately available funds, the Borrower shall not be released from liability with respect to the Loan unless the Holder expressly releases the Borrower in a writing signed by the Holder.

6.           Costs, Indemnities and Expenses.  The Borrower agrees to pay all filing fees and similar charges and all costs incurred by the Holder in collecting or securing or attempting to collect or secure the Loan, including reasonable attorneys’ fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings.  In addition to the payment of the documentary stamp taxes due on this Note, the Borrower agrees to pay any applicable intangible taxes or other taxes (except for federal or state income or franchise taxes based on the Holder’s net income) which may now or hereafter apply to this Note or any payment made in respect of the Loan, and the Borrower agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorney’s fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

7.           Order of Payments. Except as otherwise required by law, payments received by the Holder hereunder shall be applied first against expenses and indemnities and next in reduction of the outstanding principal balance of the Loan, except that during the continuance of any Event of Default, the Holder may apply such payments in any order of priority determined by the Holder in its exclusive judgment.

8.          Conversion Rights. Lender has the right at maturity of this note to convert said note into securities of Hawk Systems, Inc. Said conversion price will be set at .30 cents per share. If said securities are not trading at a rate higher than .30 per share, Lender has the right to recoup all funds in US currency upon demand.

9.           Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN PALM BEACH COUNTY, STATE OF FLORIDA, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREIN, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT HEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPLICABLE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SAID COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION SHALL BE HEARD AND DETERMINED IN SAID COURTS.  THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE.

10.           Time is of the Essence.  Time shall be of the essence with respect to the terms of this Note.

11.           Notice.  Any notices, requests, demands and other communications required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given when delivered by hand, five (5) days following the date of deposit in the United States mail, by registered or certified mail, postage prepaid, return receipt requested, or on the delivery date shown on a written verification of delivery provided by a reputable private delivery service, if addressed to the mailing address as set forth in the preamble to this Note or such other address as last provided to the sender by the addressee in accordance with this Section.

12.           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

13.           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

14.           Severability. If any part of this Note is adjudged illegal, invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note that can be given effect without such provision.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name as of the date first above written.

HAWK SYSTEMS, INC.

By:	/s/ David Coriaty
Name:	David Coriaty
Title:	Director